1 2015 Investor Meetings September – October

2 Cautionary Note Regarding Forward-Looking Statements The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this presentation is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following: • catastrophic events and the occurrence of significant severe weather conditions; • the adequacy of loss and settlement expense reserves; • state and federal legislation and regulations; • changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy; • rating agency actions; • “other-than-temporary” investment impairment losses; and • other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

3 Key Reasons to Invest in EMCI Slide 4 Who We Are Slide 5 Corporate Structure Slide 6 Benefits of Pooling Agreement Slide 7 Diversified Book of Business Slide 8 Local Service Focus Slide 9 Value of Local Market Presence Slide 10 Agency Relations Philosophy Slide 11 Commercial Lines Slide 12 Growth in P&C Insurance Segment Premiums Written Slides 13-14 Powerful Rate Compare System Slide 15 Commercial Rate Changes Outpace Industry Slide 16 Personal Lines Update Slide 17 Selected Financial Results Slide 18 GAAP Combined Ratios Slide 19 Loss Cost Trend Slide 20 Book Value Per Share Slide 21 Strong Balance Sheet Slide 22 Investment Portfolio Slide 23 Investment Outlook and Strategy Slide 24 Three-for-Two Stock Split Slide 25 Stockholder Dividends Slide 26 Stock Repurchase and Purchase Programs Slide 27 Reserving Methodology Slide 28 Investment Highlights Slide 29 Appendix Table of Contents

4 Key Reasons to Invest in EMCI • Access to a large capital base and a diversified and seasoned book of business • Regional, decentralized operating structure • Strong organic growth in existing markets • Proven ability to deliver attractive returns to shareholders:  Compound annual total shareholder return of 11.0 percent over the past 10 years and 9.9 percent over the past 20 years*  Dividend yield of 3.0 percent as of August 27, 2015 • Conservative balance sheet • Experienced senior management * Source: Bloomberg as of June 30, 2015

5 Reinsurance Segment $118.3 P&C Insurance Segment $422.4 EMCC, Subs. & Affil., $991.5 Who We Are • Downstream holding company of Employers Mutual Casualty Company (EMCC) • Trade on NASDAQ OMX: EMCI • Property and Casualty Insurance Segment (78% of total premiums earned)  2,000 independent agency relationships  41 state distribution network, licensed in all 50 states and District of Columbia  30% participation in EMCC pool  Diversified premiums (89% commercial / 11% personal) • Reinsurance Segment (22% of total premiums earned)  87% of business comes from 19 brokers (e.g. AON, Guy Carpenter, etc.)  13% of business comes from participation in the MRB underwriting association  100% Quota Share Agreement with EMCC, but some contracts written directly  Excess of Loss Agreement with EMCC  EMCC has been assuming reinsurance business since 1951 EMCI consists of the property and casualty insurance segment (30% of the inter-company pool) plus the reinsurance segment (green sections) or approximately 35% of EMC Insurance Companies’ premiums earned. EMC Insurance Companies consists of EMCI and its subsidiaries and Employers Mutual and its subsidiaries and affiliate. Premiums earned for EMC Insurance Companies totaled approximately $1.5 billion in 2014. 2014 Premiums Earned ($ in millions)

6 Corporate Structure Property and Casualty Insurance Segment Reinsurance Segment Employers Mutual Casualty Company (Founded in 1911) Public Shareholders EMC Insurance Group Inc. (IPO in 1982 – Follow-on offerings in 1985 and 2004) 57%* 43%* *Ownership as of June 30, 2015

7 Benefits of Pooling Agreement • Spread risk over a wide range of geographic locations, lines of insurance written, rate filings, commission plans and policy forms • Benefit from capacity of the entire pool:  $1.45 billion in net premiums written in 2014  $1.42 billion of statutory surplus as of December 31, 2014 • “A” (Excellent) rating with stable outlook from A.M. Best Company • Network of 2,000 insurance agencies in 41 state distribution network • Merger and acquisition flexibility • Economies of scale in operations and purchase of reinsurance

8 Reinsurance Segment 22% $118.3 million Cat / Aggr. XS 19.3% Other Property XS 35.6% Property Pro Rata 9.7% Marine 12.7% Crop 3.1% Casualty and Other 19.6% Diversified Book of Business Domestic 85% International (mainly Europe & Japan) 15% P&C Insurance Segment 78% $422.4 million Premiums Earned Through December 31, 2014 Commercial Auto 22.9% Commercial Liability 20.4%Commercial Property 23.0% Workers' Comp 20.9% Bonds 1.8% Personal Auto 5.9% Homeowners 5.1%

9 Local Service Focus Color coding indicates territories served by each branch, while each “dot” is an agency

10 Value of Local Market Presence • Decentralized Decision Making/Guided Autonomy:  Marketing  Underwriting  Risk Improvement  Claims • Strengthens agency relationships, get to quote best business generally resulting in a superior loss ratio • Develop products, marketing strategies and pricing targeted to specific territories • Individual approaches within EMC risk appetite and framework • Retention levels that consistently stay between 80 – 90 percent  86 percent at June 30, 2015

11 Agency Relations Philosophy • Market exclusively through approximately 2,000 independent agencies • Offer franchise value and local service through 16 branch offices throughout the country • Seek agent feedback through annual agent survey and use data to focus on the products and services most important to them • Continually drive agency results through formal tiering program that ties compensation to performance • Provide competitive compensation plan

12 Commercial Lines Country-wide Commercial Lines Direct Premiums Written through December 31, 2014 Program 2014 Increase in Direct Premiums Written 2014 Ratio of Incurred Losses to Premiums Earned Program Details EMC Choice 13.9% 54.4% Available at all branches – 13 select industries: auto services, boat dealers, artisan contractors, equipment dealers, financial institutions, light manufacturers, motels, hospitals, dry cleaners, wholesalers, printers, auto repair, and religious institutions Target Markets 4.2% 57.5% Branch and industry specific programs: schools, municipalities, auto/rv dealers, telecommunications, local towing, milk haulers, petroleum dealers, water/sanitation distribution, and manufactured housing Safety Groups 1.9% 58.4% Similar to Target Markets, except offer dividends for favorable loss experience of the group Other Commercial Lines 11.4% 54.9% EMC Choice 11% Target Markets 15% Safety Groups 15% Other Commercial Lines 59%

13 $0 $100 $200 $300 $400 $500 2011 2012 2013 2014 Growth in P&C Insurance Segment Premiums Written ( $ i n m i l l i o n s ) $0 $50 $100 $150 $200 $250 Six months ended June 30, 2014 Six months ended June 30, 2015 ( $ i n m i l l i o n s )

14 P&C Insurance Segment Drivers of Change in Premiums Written 5.9% 7.1% 4.5% 3.1% 2.3% 1.5% 1.7% 1.5% 3.2% 0.5% 0.9% 2.3% 0% 2% 4% 6% 8% 10% 12% 2012 2013 2014 2015 June YTD Rate Change Exposure Change All Other, Including Policy Growth 11.4% 7.1% 9.1% 6.8%

15 Powerful Rate Compare System • Unique and powerful online system that rates current exposures of commercial renewal policies at current and prior period rates • Provides a measure of the near real-time rate increase obtained by policy, account, underwriter, line of business or branch • Combined with our internal analytical models, can effectively target specific accounts for more or less rate • Provides accountability for our branch offices and underwriters that is used in performance management to achieve desired rate level increases

Commercial Rate Changes Outpace Industry



10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Total Rate Change

	10Q1	10Q2	10Q3	10Q4	11Q1	11Q2	11Q3	11Q4	12Q1	12Q2	12Q3	12Q4	13Q1	13Q2	13Q3	13Q4	14Q1	14Q2	14Q3	14Q4	15Q1	15Q2
EMC	-1.9%	-1.0%	-2.3%	-2.0%	-0.4%	0.6%	1.6%	2.4%	3.7%	5.7%	7.3%	7.2%	7.5%	7.7%	7.1%	7.2%	5.5%	4.7%	4.1%	3.8%	3.2%	2.9%
MarketScout	-4.3%	-3.3%	-3.3%	-4.7%	-4.7%	-3.7%	-1.3%	0.7%	2.0%	3.7%	4.7%	4.7%	4.7%	5.0%	4.3%	3.7%	2.7%	2.3%	1.2%	0.7%	0.3%	0.0%

Note: MarketScout rate change is calculated using an average of monthly MarketScout data.

16

EMC INSURANCE GROUP INC.

17 Personal Lines Update • Created personal lines operation in August 2014  Assume responsibility and accountability for the growth and profitability of personal lines business throughout the country in January 2016  Ultimately expect improved performance of personal lines business  Development and implementation are underway • Personal lines business is being discontinued in the states of Rhode Island, Connecticut and Massachusetts  Plan to continue writing personal lines business in 22 remaining states where personal lines coverage is currently offered  Committed to profitably growing personal lines business, developing short- and long-term strategies to accomplish goal

# Selected Financial Results

| ($ in thousands, except per share amounts) | Year Ended December 31, | | | Six Months Ended June 30, | |
|---|---|---|---|---|---|
| | 2014 | 2013 | 2012 | 2015 | 2014 |
| Revenues | $ 590,118 | $ 558,988 | $ 503,825 | $ 307,086 | $ 290,359 |
| Net realized investment gains | 4,349 | 8,997 | 8,017 | 4,057 | 3,605 |
| Losses and expenses | (553,560) | (507,132) | (460,209) | (269,331) | (278,805) |
| Income tax expense | (10,915) | (17,334) | (13,667) | (12,734) | (3,550) |
| **Net income** | $ 29,992 | $ 43,519 | $ 37,966 | $ 29,078 | $ 11,609 |
| **Net income per share** | $ 1.48 | $ 2.22 | $ 1.96 | $ 1.42 | $ 0.58 |
| **Operating income** (1) | $ 27,165 | $ 37,671 | $ 32,755 | $ 26,441 | $ 9,266 |
| **Operating income per share** | $ 1.34 | $ 1.92 | $ 1.69 | $ 1.29 | $ 0.46 |
| Loss and settlement expense ratio | 71.3% | 64.7% | 66.1% | 62.8% | 73.0% |
| Acquisition expense ratio | 30.6% (2) | 33.2% | 33.5% | 31.7% | 30.9% |
| **Combined ratio** | 101.9% | 97.9% | 99.6% | 94.5% | 103.9% |
| **After-tax impact per share:** | | | | | |
| Catastrophe and storm losses (3) | $ (1.84) | $ (1.61) | $ (1.80) | $ (0.73) | $ (1.14) |
| Favorable development that had an impact on earnings (4) | 0.60 | 0.21 | 1.02 | 0.56 | 0.30 |
| Large losses (5) | (1.15) | (0.73) | (0.71) | (0.35) | (0.46) |
| **Total** | $ (2.39) | $ (2.13) | $ (1.49) | $ (0.52) | $ (1.30) |

(1) Operating income is a non-GAAP financial measure. See presentation Appendix for additional information regarding its calculation.
(2) Reflects a significant reduction in the amount of pension and postretirement benefit costs allocated to the Company, as a result of a plan amendment.
(3) Based on PLRB event occurrence numbers for the P&C insurance segment and PCS catastrophe serial numbers for the reinsurance segment.
(4) See presentation Appendix for additional information regarding reserve development.
(5) The Company defines as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.
NOTE: All prior period per share amounts have been adjusted to reflect the three-for-two stock split completed on June 23, 2015.

18
EMC INSURANCE GROUP INC.

19 GAAP Combined Ratios NOTE: Over the most recent 10-year period, catastrophe and storm losses have annually averaged 10.3 percentage points of the combined ratio, calculated as of December 31, 2014. Record catastrophe and storm losses were reported in 2011. 86.5% 90.2% 83.3% 84.2% 84.7% 82.5% 10.8% 19.3% 11.7% 9.4% 10.6% 8.1% 5.0% 5.8% 4.6% 4.3% 6.6% 3.9% 0% 20% 40% 60% 80% 100% 120% 2010 2011 2012 2013 2014 Large losses Catastrophe and Storm Losses GAAP Combined Ratio Excluding Catastrophe and Storm Losses, and Large Losses 2015 June YTD 102.3% 115.3% 99.6% 97.9% 101.9% 94.5%

20 Loss Cost Trend *Trend from July 1, 2010 through June 30, 2015. Excludes catastrophe and storm losses, and large losses. Seven Major Lines of Direct Business Compound Ultimate Annual Trend: 2010-2015* • Loss cost trend provides a measure of the change in the Company’s losses and is calculated using the change in frequency of normalized claim counts and the change in severity of the claims adjusted for changes in rate levels. -1.6% 6.0% 2.2% -2% -1% 0% 1% 2% 3% 4% 5% 6% 7% Frequency Severity Loss Cost Trend

21 Book Value Per Share Change in BV 9.3% -2.5% 13.6% 10.1%* 8.4% 0.9% * Approximately 4.2 percentage points ($0.88 per share) of the increase is attributable to a change in Employers Mutual Casualty Company’s postretirement healthcare plan. NOTE: All prior period per share amounts have been adjusted to reflect the three-for-two stock split completed on June 23, 2015. $18.71 $18.24 $20.72 $22.81 $24.72 $24.95 $17.45 $16.83 $18.25 $19.85 $20.71 $21.78 $- $15 $30 2010 2011 2012 2013 2014 2015 Book Value Book Value excluding Accum. Other Comp. Income June YTD

22 Strong Balance Sheet • Investments  $1.4 billion invested assets  82.8 percent fixed maturity securities (based on fair value) • 99.7 percent investment grade  10-yr average total rate of return on equity portfolio: 8.3 percent • 10-yr average S&P 500 total rate of return: 7.9 percent • Loss and Settlement Expense Reserves  Quarterly internal actuarial reviews  Any necessary adjustments are made on a timely basis • Debt  Only debt is $25 million of surplus notes issued by the property and casualty insurance subsidiaries to Employers Mutual • Annual interest rate of 1.35 percent (effective 2/1/2013, adjusted every 5 years) June 30, 2015

23 Equity Securities $199.3 14.3% S-T & Other Investments $40.8 2.9% Investment Portfolio ($ in millions) Total Investments as of June 30, 2015 L-T Bonds $1,155.0 82.8% Harris Schafer-Cullen MLPs Preferred Stk. Market Value $115.5 mil $63.9 mil $5.1 mil $14.8 mil Dividend Yield 1.8% 3.6% 5.6% 4.7% Strategy Core Equity Dividend Dividend Dividend Equity Characteristics Bond Portfolio Characteristics (Managed Internally - Includes S-T Investments, Excludes Interest Only Securities) AA2 4.9 5.7 years 2.8% 3.7% Option Adjusted Yield Current Yield Average Quality Duration (Effective) Average Life Average Coupon 3.9%

24 Investment Outlook and Strategy • Increased market volatility has led to increase in investment opportunities, however value is still on security by security basis • Equities continue to be fairly valued despite positive performance over recent years  Maintain equity allocation with tail-risk hedge to alleviate downside risk  Cost associated with this protection reduces return of equity portfolio annually by 1.5 – 2%, dependent upon equity market volatility • Fixed income remains a rich asset class, treasury rates near all-time lows despite slight increase in 2015  Do not reach for yield in unattractive risk/return environment • Examples of recent purchases:  Corporate bonds, tax-exempt municipals, agency debentures, prepayment protected agency mortgage-backed security interest-only strips  Common stock, preferred stock

25 Three-for-Two Stock Split Reason for implementation: • Enhance liquidity of common stock • More accessible and attractive to broader range of investors The details: • Effected in the form of a 50 percent stock dividend • Paid June 23, 2015 • Par value of common stock remained at $1.00 per share after the split

26 Stockholder Dividends • Paid dividend quarterly since becoming public company in 1982 • Dividend yield of 3.0% as of 8/27/15 • Dividend increases demonstrate: • Confidence in financial condition and long-term outlook • Desire to improve total stockholder return 2011 2012 2013 2014 2015 NOTE: All prior period per share amounts have been adjusted to reflect the three-for-two stock split completed on June 23, 2015. $- $0.05 $0.10 $0.15 $0.20 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q Quarterly Cash Dividend

27 Stock Repurchase and Purchase Programs EMCI Stock Repurchase Program • In November 2011, EMCI’s Board authorized a $15 million stock repurchase program upon completion of previous $25 million repurchase program • No stock has been repurchased under this program through June 30, 2015 EMCC Stock Purchase Program • In May 2005, EMCC’s Board authorized a $15 million stock purchase program, which is 70 percent complete (dormant while EMCI’s program is in effect)

28 Reserving Methodology – Property and Casualty Insurance Segment1 • Management does not use accident year loss picks to establish carried reserves • The following reserves are established independently and added together to derive the total loss and settlement expense reserve:  Case loss reserves (including bulk case loss reserves)  IBNR loss reserves  Settlement expense reserves • Bulk case loss reserves supplement the aggregate case loss reserves  Used to establish the best estimate of liability for reported claims 1See presentation Appendix for additional information regarding the property and casualty insurance segment’s reserving methodology.

29 Investment Highlights • Access to a large capital base and a diversified and seasoned book of business through participation in the EMCC pool • Regional, decentralized operating structure (Midwest focus) • Proven ability to deliver attractive returns to shareholders:  Compound annual total shareholder return of 11.0 percent over the past 10 years and 9.9 percent over the past 20 years*  Dividend yield of 3.0 percent as of August 27, 2015 • Conservative investment philosophy • Experienced senior management * Source: Bloomberg as of June 30, 2015

30 Appendix 30

31 Award-Winning Workplace No. 115 Top Workplace in U.S. 4th of 40 Best Companies for LeadersNo. 12 in Large Company Category in Iowa Top 100 Workplaces Forbes 50 Most Trustworthy Financial Companies Chief Executive BEST COMPANIES FOR LEADERS 2015

32 Investment Portfolio ($ in millions) As of June 30, 2015 Portfolio Allocation Equity Portfolio Treasuries/Agencies $235.0 16.8% Municipal Bonds $327.4 23.5% Commercial Mortgage Backed Bonds $45.2 3.2% RMBS/ABS $106.8 7.7% S-T Investments/Other $40.8 2.9% Common & Preferred Stock $199.3 14.3% Corporate Bonds $440.6 31.6% Financial Services $36.3 18.2% Information Technology $26.8 13.4% Energy $22.9 11.5% Healthcare $26.3 13.2% Consumer Staples $14.3 7.2% Consumer Discretionary $24.7 12.4% Industrials $20.3 10.2% Other $12.9 6.5% Non-redeemable preferred $14.8 7.4% AAA 35.9% AA 32.3% A 26.0% BAA 5.5% BA and below 0.3% Long-term Bond Quality

33 Cash Flows to Expected Call Date as of 6/30/2015 Laddered Bond Portfolio Mitigates Re-investment Risk $0 $50,000 $100,000 $150,000 $200,000 $ i n 0 0 0 ' s Principal Cash Flows Interest Cash Flows

34 Property and Casualty Insurance Segment’s Reserving Methodology The Company’s reserving methodology is focused on maintaining a consistent level of overall reserve adequacy. Management does not use accident year loss picks to establish the property and casualty insurance segment’s carried reserves. Case loss and IBNR loss reserves, as well as settlement expense reserves, are established independently of each other and added together to get the total loss and settlement expense reserve. The property and casualty insurance segment’s reserving methodology also includes bulk case loss reserves, which supplement the aggregate case loss reserves and are used by management to establish its best estimate of liability for reported claims. There is an inherent amount of uncertainty involved in the establishment of insurance liabilities. This uncertainty is greatest in the current and more recent accident years because a smaller percentage of the expected ultimate claims have been reported, adjusted and settled compared to more mature accident years. For this reason, carried reserves for these accident years reflect prudently conservative assumptions. As the carried reserves for these accident years run off, the overall expectation is that, more often than not, favorable development will occur. However, there is also the possibility that the ultimate settlement of liabilities associated with these accident years will show adverse development, and such adverse development could be substantial. The property and casualty insurance segment’s bulk reserves (formula IBNR loss reserve, bulk case loss reserve and settlement expense reserve) are initially established for all accident years combined, and are then allocated to the various accident years for financial reporting purposes. It is important to note that development on prior years’ reserves resulting solely from changes in the allocation of bulk reserves between the current and prior accident years does not have an impact on earnings. This is due to the fact that such development is simply a mathematical by-product of the mechanical process used to reallocate bulk reserves to the various accident years for financial reporting purposes. Earnings are only impacted by changes in the total amount of carried reserves. For the reasons noted above, development amounts reported on prior accident years’ reserves are less meaningful under the Company’s reserving methodology than reserving methodologies used by other companies. Accordingly, from management’s perspective, whether the Company has maintained a consistent level of overall reserve adequacy is more relevant to understanding the Company’s results of operations than the composition of the underwriting results between the current and prior accident years.

35 EMCI Reserving Methodology… Indicated vs. Carried Statutory-Basis Reserves (Net Basis) is focused on maintaining a consistent level of overall reserve adequacy.

36 Reserve Development 2014 2013 2012 ($ in thousands) Reported favorable development experienced on prior years' reserves $ (20,792) $ (12,785) $ (25,733) Adjustment for (adverse) favorable development resulting solely from changes in the allocation of bulk reserves between the current and prior accident years in the P&C insurance segment (no impact on earnings) 2,151 6,526 (4,551) Implied favorable development that had an impact on earnings $ (18,641) $ (6,259) $ (30,284) Under the reserving methodology utilized by the property and casualty insurance segment, IBNR loss reserves, bulk case loss reserves and settlement expense reserves are established in total, and the total is then allocated to the various accident years. During the year-end allocation process, a portion of the total bulk reserves may be reallocated from the current accident year to prior accident years, or from prior accident years to the current accident year, to achieve the actuarial department’s desired reserve levels by accident year. When reserves are moved to, or from, prior accident years, the change is reported as development on prior years’ reserves. However, this type of development is “mechanical” in nature, and does not have an impact on earnings because the total amount of carried reserves did not change. Therefore, we identify, quantify and disclose this “mechanical” development so that users of the Company’s financial statements can better understand how development on prior years’ reserves impacts the Company’s results of operations.

37 Non-GAAP Information • Operating income is a non-GAAP financial measure, calculated by excluding net realized investment gains from net income. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure. • Management believes operating income is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. The reconciliation of operating income to net income is as follows: 2014 2013 2012 2015 2014 ($ in thousands) Operating income 27,165$ 37,671$ 32,755$ 26,441$ 9,266$ Net realized investment gains 2,827 5,848 5,211 2,637 2,343 Net income 29,992$ 43,519$ 37,966$ 29,078$ 11,609$ Year Ended December 31, Six Months Ended June 30,

38 Six Months Ended June 30, 2015 - At a Glance Premiums Earned – $283.3 million ($267.0 million in 2014) Catastrophe and Storm Losses – $23.0 million ($35.4 million in 2014) • $0.73 per share after tax ($1.14 per share after tax in 2014) Large Losses – $11.1 million ($14.1 million in 2014) • $0.35 per share after tax ($0.46 per share after tax in 2014) Net Realized Investment Gains – $4.1 million ($3.6 million in 2014) • $0.13 per share after tax ($0.12 per share after tax in 2014) GAAP Combined Ratio – 94.5 percent (103.9 percent in 2014) *Operating Income – $1.29 per share ($0.46 per share in 2014) Net Income – $1.42 per share ($0.58 per share in 2014) Book Value – $24.95 per share ($24.72 per share at 12/31/2014) *Operating income is a non-GAAP financial measure. See presentation Appendix for additional information.

Contact: Steve Walsh, CPA Director Investor Relations 717 Mulberry Street | Des Moines, IA 50309 | 515-345-2515 emcins.group@emcins.com | www.emcins.com/ir ©Copyright EMC Insurance Group Inc. 2013. All rights reserved.